Exhibit 10.3(iii)

Mr Judson Green
CEO Navigation Technologies Corporation
10400 West Higgins Room
Suite 400
Rosemont Illinois 60018-3712
USA

Dear Judson,

        We discussed your continuing to reside in Orlando and your need for a small office in Orlando to accommodate you and your staff. As NavTech's CEO you will have the discretion to establish an office in Orlando and hire an appropriate staff for that office. Obviously, I expect you will use good business judgment in establishing such an Orlando office and incorporate the reasonable costs of such into the NavTech budget.

        You are, of course, aware that NavTech's headquarters are in Chicago and NavTech has facilities throughout the world and your position will require your presence at the corporate headquarters and other facilities around the world as appropriate. When not travelling on Company business, we would expect that the majority of your business days will be spent at NavTech's principal offices (which include Rosemont, Best, Fargo, Sunnyvale and Yokomama).

Kind regards,

/s/  RICHARD J.A. DE LANGE
Chairman
Navigation Technologies

16 June 2000
00.252